SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

December 17, 2001

AdvancePCS

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-21447 (Commission File Number)	75-2493381 (IRS Employer Identification No.)

5215 North O’Connor Boulevard, Suite 1600, Irving, Texas (Address of Principal Executive Offices)	75039 (Zip Code)

Registrant’s telephone number, including area code: (469) 420-6000

Item 5. Other Events.
SIGNATURES

Item 5. Other Events.

AdvancePCS was served with a purported private class action lawsuit filed in the United States District Court in Arizona on or about December 17, 2001. The lawsuit alleges that AdvancePCS acts as a fiduciary, as that term is defined in the Employee Retirement Income Security Act (ERISA), and that AdvancePCS has breached certain fiduciary obligations under ERISA. AdvancePCS believes that it does not act as an ERISA fiduciary or assume the ERISA fiduciary responsibilities as alleged in the complaint. It is AdvancePCS’s position that its business practices are in compliance with ERISA. The lawsuit seeks unspecified monetary damages and injunctive relief. AdvancePCS believes that the allegations in the complaint are without merit and it will vigorously defend the lawsuit. This lawsuit is similar to pending litigation recently filed against other pharmacy benefit management companies.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCEPCS

Date:	December 28, 2001	By: -s-David D. Halbert Name: David D. Halbert Title: Chairman of the Board and Chief Executive Officer